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                                                                   EXHIBIT 21.1



                           SUBSIDIARIES OF REGISTRANT



                                  SUBSIDIARIES


            Regent Gaming Enterprises, Inc., a Minnesota corporation


               Cripple Creek Corporation, a Minnesota corporation


     353 Myers Avenue Limited Partnership, a Minnesota limited partnership